UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 29, 2005

                                    Digicorp
             (Exact name of registrant as specified in its charter)

            Utah                      000-33067             87-0398271
(State or Other Jurisdiction       (Commission File      (I.R.S. Employer
  of Incorporation)                    Number)        Identification Number)

                  4143 Glencoe Avenue, Marina Del Rey, CA 90292
                  (Address of principal executive offices) (zip code)

                                 (310) 728-1450
              (Registrant's telephone number, including area code)

              100 Wilshire Blvd., Ste. 1750, Santa Monica, CA 90401 (Former name or former address, if changed since last report)

                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report responds to the following items on Form 8-K:

Item 1.01  Entry into a Material Definitive Agreement.
Item 2.01  Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant. Item 3.02 Unregistered Sales of Equity Securities.
Item 5.01  Changes in Control of Registrant.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06  Change in Shell Company Status.
Item 9.01  Financial Statements and Exhibits.

ENTRY IN A MATERIAL DEFINITIVE AGREEMENT; COMPLETION OF ACQUISITION OF ASSETS; CREATION OF A DIRECT FINANCIAL OBLIGATION; UNREGISTERED SALES OF EQUITY SECURITIES; CHANGE IN CONTROL OF REGISTRANT; CHANGE IN FISCAL YEAR; CHANGE IN SHELL COMPANY STATUS

      In a Form 8-K of Digicorp (the "Company") dated December 20, 2005, the Company reported that it entered into a Stock Purchase Agreement to acquire (the "Acquisition") all of the issued and outstanding capital stock of Rebel Crew Films, Inc. a California corporation ("Rebel Crew Films"). On December 29, 2005, the transaction closed and the Company completed the acquisition of Rebel Crew Films. In connection with the Acquisition, the Company changed its fiscal year from June 30 to December 31.

      The Company issued 21,207,080 shares of common stock (the "Purchase Price") to the shareholders of Rebel Crew Films as compensation for the issued and outstanding capital stock of Rebel Crew Films. From the Purchase Price, 4,000,000 shares are held in escrow pending satisfaction of certain performance milestones. In addition, from the Purchase Price, 16,666,667 shares are subject to lock up agreements as follows: (a) 3,333,333 shares are subject to lockup agreements for one year; (b) 6,666,667 shares are subject to lockup agreements for two years; and (c) 6,666,667 shares, of which the 4,000,000 escrowed shares are a component, are subject to lockup agreements for three years. The issuance of the foregoing shares of common stock was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder.

      In addition, on December 29, 2005 the Company entered into a Securities Purchase Agreement with one of the shareholders of Rebel Crew Films, Rebel Holdings, LLC, pursuant to which the Company purchased a $556,306.53 principal amount loan receivable owed by Rebel Crew Films to Rebel Holdings, LLC in exchange for the issuance of a $556,306.53 principal amount secured convertible note to Rebel Holdings, LLC. The secured convertible note accrues simple interest at the rate of 4.5%, matures on December 29, 2010 and is secured by all of the Company's assets now owned or hereafter acquired. The secured convertible note is convertible into 500,000 shares of common stock of the Company at the rate of $1.112614 per share. Jay Rifkin, the Company's present Chief Executive Officer and a Director Nominee of the Company, is the sole managing member of Rebel Holdings, LLC. The issuance of the foregoing secured convertible note was exempt from registration requirements pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

      The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares comprising the Purchase Price and the shares issuable upon conversion of the secured convertible note no later than March 29, 2006.

      In connection with the Acquisition, Jay Rifkin and certain other shareholders of the Company entered into a voting agreement authorizing Mr. Rifkin to vote the shares of the Company's common stock owned by such parties to designate or elect a simple majority of the Company's Board of Directors, one of whom will be Mr. Rifkin, and to designate or elect the remaining directors chosen by Milton "Todd" Ault, III, former Chairman and Chief Executive Officer of the Company.

      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
                        APPOINTMENT OF PRINCIPAL OFFICERS

      Effective December 29, 2005, the following persons resigned from the indicated positions as executive officers and/or directors of the Company: (1) William B. Horne, Chief Executive Officer; (2) Kathryn Macenzie Queen, President of Operations; (3) Lynne Silverstein, Secretary and Director; (4) Melanie Glazer, Director and Vice Chairman of the Board of Directors; and (5) Darrell Grimsley, Jr., Director. Ms. Glazer was a member of the Company's Audit Committee at the time of her resignation. No other resigning director was a member of any committee of the Company's Board of Directors at the time he or she resigned.

      The Company's Board of Directors appointed Jay Rifkin Chief Executive Officer of the Company effective as of September 30, 2005, which is the date Mr. Rifkin began acting as interim President of the Company.

      The Board of Directors also nominated the following directors to fill vacancies created by the resignations of Ms. Silverstein, Ms. Glazer and Mr.
Grimsley: Jay Rifkin, Alan Morelli and David M. Kaye. The Company plans to appoint Messrs. Rifkin, Morelli and Kaye to its Board of Directors approximately ten days after the date the Company transmits to all holders of record of the Company's common stock information required by Rule 14f-1 under the Exchange Act, at which time Mr. Rifkin will serve as Chairman of the Company's Board of Directors.

      Except as described under "Certain Relationships and Related Transactions" beginning on page 13 of this report, there has been no transaction during the last two years, or any proposed transaction, to which the Company was or is to be a party, and in which any of Messrs. Rifkin, Morelli or Kaye had or is to have a direct or indirect material interest.

      Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the Acquisition.

----------------------- ------- ------------------------------------------------
Name                    Age     Position
----------------------- ------- ------------------------------------------------
Jay Rifkin              50      Chief Executive Officer, Director Nominee
----------------------- ------- ------------------------------------------------
William B. Horne        37      Chief Financial Officer and Director
----------------------- ------- ------------------------------------------------
Philip Gatch            41      Chief Technology Officer
----------------------- ------- ------------------------------------------------
Alice M. Campbell       55      Director
----------------------- ------- ------------------------------------------------
Alan Morelli            44      Director Nominee
----------------------- ------- ------------------------------------------------
David M. Kaye           51      Director Nominee
----------------------- ------- ------------------------------------------------

      Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. Some of the Company's directors, director nominees and executive officers also serve in various capacities with the Company's subsidiaries. There are no family relationships among any of the Company's directors, director nominees and executive officers.

Background of Executive Officers and Directors

      Jay Rifkin, Chief Executive Officer and Director Nominee. Effective September 30, 2005, the Board of Directors of the Company appointed Mr. Rifkin interim President of the Company pending closing of the Acquisition. On December 29, 2005, Mr. Rifkin's title was changed to Chief Executive Officer of the Company effective as of September 30, 2005. From 2004 to Present, Mr. Rifkin has been the sole Managing Member of Rebel Holdings, LLC, through which he is also the majority shareholder of Rebel Crew Films, Inc. In 1995, Mr. Rifkin founded Mojo Music, Inc., a music publishing company, and he has been President of Mojo Music, Inc. since it was founded. Mr. Rifkin is Chairman and a founder of Media Revolution, a marketing agency founded in 1977 that has executed marketing campaigns for major Hollywood studios. Mr. Rifkin has served as Producer and Executive Producer on various motion pictures with his most recent production "Waiting" (Lion's Gate) released on October 7, 2005. Mr. Rifkin is also a music producer, engineer and songwriter. Mr. Rifkin received a Grammy Award for Best Children's Album and an American Music Award for Favorite Pop/Rock Album for his work on Disney's "The Lion King," and received a Tony nomination for "The Lion King" on Broadway. From 1988 to 2004, Mr. Rifkin, through Mojo Music, Inc., served as a Managing Member of Media Ventures, LLC, an entertainment cooperative founded by Mr. Rifkin and composer Hans Zimmer. In 1995, Mr. Rifkin founded Mojo Records, LLC, which in 1996 became a joint venture with Universal Records, and was subsequently sold to Zomba/BMG Records in 2001. Mr. Rifkin also serves as President of Cyberia Holdings, Inc. which is the majority owner of Media Revolution. In 2004, Cyberia Holdings, Inc. filed for bankruptcy under Chapter 7 which cased was dismissed in May 2005.

      William B. Horne, Chief Financial Officer and Director. Mr. Horne has been the Company's Chief Financial Officer and a director since July 20, 2005. From September 30, 2005 until December 29, 2005, Mr. Horne also served as the
Company's Chief Executive Officer and Chairman of the Company's Board of Directors. Since July 5, 2005, Mr. Horne has been the Chief Financial Officer and a director of Ault Glazer Bodnar & Company, Inc. Since July 5, 2005, Mr. Horne has also been Chief Financial Officer of Patient Safety Technologies, Inc. and its subsidiaries. From May 2002 to April 2005, Mr. Horne held the position of Chief Financial Officer of Alaska Wireless Communications, a privately held advanced cellular communications company. Since January 2002, Mr. Horne has also provided strategic financial consulting services to both private and public companies. From November 1996 to December 2001, Mr. Horne held the position of Chief Financial Officer of The Phoenix Partners, a venture capital limited partnership located in Seattle, Washington.

      Philip Gatch, Chief Technology Officer. Mr. Gatch has been the Company's Chief Technology Officer since June 30, 2005. From June 30, 2005 until October 14, 2005, Mr. Gatch was also Chief Technology Officer of Patient Safety Technologies, Inc. Since May 12, 2005, Mr. Gatch has been President and owner of Cinapse Digital Media, LLC, a company that operates a production and post-production media content facility. From September 2003 to June 2005, Mr. Gatch was Director of Technical Services of The DR Group. From February 2002 to April 2003, Mr. Gatch was Director of Research and Development for Media.net. From 1999 to 2002, Mr. Gatch was Director of Research and Development for Digital Entertainment Solutions.

      Alice M. Campbell, Director. Ms. Campbell has been a member of the Company's Board of Directors since July 16, 2005. Since June 23, 2005, Ms. Campbell has been a director of IPEX, Inc., a public company quoted on the OTC Bulletin Board. Since October 22, 2004, Ms. Campbell has been a director of Patient Safety Technologies, Inc., a public company listed on the American Stock Exchange. Since 2001, Ms. Campbell has been, and is currently, an investigator and consultant, specializing in research and litigation services, financial investigations and computer forensics, for major companies and law firms throughout the United States. Ms. Campbell is a certified fraud specialist, as well as a certified instructor for the Regional Training Center of the United States Internal Revenue Service and for the National Business Institute. From 1979 to 2001, Ms. Campbell served as a special agent for the United States Treasury Department where she conducted criminal investigations and worked closely with the United States Attorney's Office and with several federal agencies, including the Internal Revenue Service, Federal Bureau of Investigation, Secret Service, Customs Service, State Department, Drug Enforcement Agency, Bureau of Alcohol, Tobacco and Firearms and U.S. Postal Service.

      Alan Morelli, Director Nominee. Mr. Morelli is a consultant who has served as Managing Director of Analog Ventures, LLC, a consulting firm located in Pacific Palisades, California, since 1997. Mr. Morelli is also currently serving as a director of PT Holdings, Inc., RADD Holdings, Inc. and Precise Exercise Equipment. PT Holdings, Inc. is a development-stage company in the physical therapy industry. RADD Holdings licenses intellectual property to retail distributors. Precise develops innovative commercial fitness or rehabilitation technology currently used in most health clubs today. Mr. Morelli received a B.S. from Rutgers University (1983) and a J.D. from Georgetown University Law Center (1986).

      David M. Kaye, Director Nominee. Mr. Kaye is an attorney and has been a partner in the law firm of Danzig Kaye Cooper Fiore & Kay, LLP located in Florham Park, New Jersey, since the firm's inception in February 1996. Since 1980, Mr. Kaye has been a practicing attorney in the New York City metropolitan area specializing in corporate and securities matters. He is currently a director of Dionics, Inc., a company which designs, manufactures and sells semiconductor electronic products. Mr. Kaye received his B.A. from George Washington University (1976) and his J.D. from the Benjamin N. Cardozo School of Law, Yeshiva University (1979).

Audit Committee

      The Audit Committee is appointed by the Board of Directors in fulfilling its responsibilities to oversee: (1) the integrity of the Company's financial statements and disclosure controls; (2) the qualifications and independence of our independent accountants; (3) the performance of our independent accountants; and (4) compliance with legal and regulatory requirements. Alice M. Campbell is presently the only member of the Company's Audit Committee and she is Chairman of the Audit Committee. The Board has determined that Ms. Campbell is an "audit committee financial expert" as defined under Item 401 of Regulation S-B promulgated pursuant to the Exchange Act.

Compensation Committee

      The Compensation Committee is appointed by the Board of Directors to discharge the responsibilities of the Board relating to compensation of the Company's executive officers. Alice M. Campbell is currently the only member of the Compensation Committee and she is Chairman of the Compensation Committee.

Employment Agreements

      On September 20, 2005, the Company entered into an employment agreement with Philip Gatch documenting the terms of his employment as the Company's Chief Technology Officer. The term of the employment continues for 36 months from September 20, 2005 and automatically renews for successive one-year terms unless either party delivers to the other party written notice of termination at least 30 days before the end of the then current term. Mr. Gatch's base compensation under the agreement is $95,000 in cash per year and $45,000 in a restricted stock grants each year. Prior to signing the employment agreement, the Company granted Mr. Gatch options entitling him to purchase 250,000 shares of common stock vesting annually over three years with a strike price of $0.25 per share, which stock options are reflected in the employment agreement. Mr. Gatch is also eligible to receive an annual performance bonus determined by the Company's chief executive officer. In addition, Mr. Gatch was granted rights for three years to (a) veto a chief executive officer candidate as a replacement to Milton "Todd" Ault, III, and (b) veto a decision to sell the Company or any of the Company's core assets or technologies related to the iCodemedia Assets in the event the Company is sold for less than $50,000,000. If Mr. Gatch's employment is terminated for any reason, the veto rights will be forfeited. The agreement also contains customary provisions for disability, death, confidentiality, indemnification and non-competition. If Mr. Gatch voluntarily terminates the agreement or if the Company terminates the agreement for cause, Mr. Gatch will not be entitled to any compensation for the period between the effective termination date and the end of the employment term and all unvested restricted stock and stock options will be forfeited. If the Company voluntarily terminates the agreement without cause, the Company must pay Mr. Gatch a cash sum equal to
(a) all accrued base salary through the date of termination plus all accrued vacation pay and cash bonuses, if any, plus (b) as severance compensation, 500,000 unrestricted shares of common stock and $250,000 cash. In the event of a merger, consolidation, sale, or change of control, the surviving or resulting company is required to honor the terms of the agreement with Mr. Gatch.

      In connection with the Acquisition, on December 29, 2005, the Company entered into an employment agreement with Jay Rifkin as the Company's Chief Executive Officer effective as of September 30, 2005. The term of the employment continues for three years from September 30, 2005 and automatically renews for successive one-year terms unless either party delivers to the other party written notice of termination at least 30 days before the end of the then current term. Mr. Rifkin's base compensation in the first year of the term is $150,000, will increase at least 10% in the second year of the term and at least 10% more in the third year of the employment term. Mr. Rifkin was granted options to purchase 4,400,000 shares of the Company's common stock with an exercise price equal to the FMV of the Company's common stock on September 30, 2005 and vesting annually over a period of three years from December 29, 2005. Mr. Rifkin is also eligible to receive shares of common stock and stock options from time to time and an annual bonus as determined by the Company's Board of Directors. The agreement also contains customary provisions for disability, death, confidentiality, indemnification and non-competition. If Mr. Rifkin voluntarily terminates the agreement without good reason or if the Company terminates the agreement for cause, the Company must pay Mr. Rifkin all accrued compensation through the date of termination and provide life, accident and disability insurance, and health, dental and vision benefits to Mr. Rifkin and his dependents for a period of three months after termination. If the Company terminates the agreement without cause, if Mr. Rifkin terminates the agreement for good reason or if the agreement is terminated upon the death or disability of Mr. Rifkin, then the Company must pay Mr. Rifkin or his estate all unpaid compensation through the duration of the three-year employment term and must provide insurance and health benefits through the duration of such term. "Good Reason" is defined in the agreement as: (i) material breach of the agreement by the Company including, without limitation, any diminution in title, office, rights and privileges of Mr. Rifkin or failure to receive base salary payments on a timely basis; (ii) relocation of the principal place for Mr. Rifkin to provide his services to any location more than 20 miles away from 100 Wilshire Boulevard, Santa Monica, California 90401; (iii) failure of the Company to maintain in effect directors' and officers' liability insurance covering Mr. Rifkin; (iv) any assignment or transfer by the Company of any of its rights or obligations under the agreement; or (v) any change in control of the Company including, without limitation, if Mr. Rifkin shall cease to own a majority of the voting securities of the Company.

Involvement in Certain Legal Proceedings

      Jay Rifkin serves as President of Cyberia Holdings, Inc. which is the majority owner of Media Revolution. In 2004, Cyberia Holdings, Inc. filed for bankruptcy under Chapter 7 which cased was dismissed in May 2005.

      Except as described above, no director, person nominated to become a director, executive officer or control person of the Company:

      (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;
      (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
      (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
      (4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

      No director, officer or 5% or other shareholder of the Company is a party to any legal proceeding in which such person is adverse to the Company or has an interest adverse to the Company.

                  BUSINESS OF THE COMPANY AFTER THE ACQUISITION

FORWARD-LOOKING STATEMENTS

      Except for historical information, matters discussed in this report are forward-looking statements based on management's estimates, assumptions and projections. In addition, from time to time, the Company may make forward-looking statements relating to such matters as anticipated business prospects, new products, research and development activities, plans for expansion, acquisitions and similar matters. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continue," or the negatives thereof, or variations on such words, and similar expressions are intended to identify such forward looking statements. The Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. These forward-looking statements are mere predictions and are uncertain. These forward-looking statements speak only as of the date of this report. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ORGANIZATIONAL HISTORY

      Digicorp was incorporated on July 19, 1983 under the laws of the State of Utah for the purpose of developing and marketing computer software programs. From 1983 to 1995, the Company's sales and investments were attributable to the sale of computer software and investments related to oil, gas and mining.

      On June 30, 1995, the Company became a development stage enterprise when the Company sold its assets and changed its business plan. Since June 30, 1995, the Company has been in the developmental stage and until September 19, 2005 has had no operations other than issuing shares of common stock for financing the preparation of financial statements and for preparing filings for the SEC. In August 2001, the Company elected to file a Form 10-SB registration statement with the SEC on a voluntary basis in order to become a reporting company under the Exchange Act.

Acquisition of iCodemedia Assets

      On September 19, 2005, the Company entered into an asset purchase agreement with Philip Gatch, the Company's Chief Technology Officer, and thereby completed the purchase of certain assets from Mr. Gatch consisting of the iCodemedia suite of websites and internet properties and all related intellectual property (the "iCodemedia Assets"). The iCodemedia suite of websites consists of the websites www.icodemedia.com, www.iplaylist.com, www.tunecast.com, www.tunebucks.com, www.podpresskit.com and www.tunespromo.com. Since completing the Acqusition, the Company may sell the iCodemedia Assets or use the websites to provide applications and services to enable content creators to publish and deliver content to existing and next generation devices such as the Apple iPod and the Sony PSP. As consideration for the iCodemedia Assets, the Company issued Mr. Gatch 1,000,000 shares of common stock. The issuance of shares of common stock to Mr. Gatch was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Acquisition of Rebel Crew Films

      As further described on page 1 of this report, on December 29, 2005, the Company acquired all of the issued and outstanding capital stock of Rebel Crew Films in consideration for the issuance of 21,207,080 shares of common stock to the shareholders of Rebel Crew Films. The Acquisition was exempt from registration requirements pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. Rebel Crew Films was organized under the laws of the State of California on August 7, 2002 to distribute Latino home entertainment products. Rebel Crew Films currently maintains more than 200 Spanish language films and plans to serve the nation's largest wholesale, retail, catalog, and e-commerce accounts.

      Except as specifically stated otherwise, in the remainder of this report references to "the Company" refer to Digicorp together with its wholly owned subsidiary Rebel Crew Films, Inc.

OVERVIEW

      The Company currently maintains more than 200 Spanish language films and serves some of the nation's largest wholesale, retail, catalog, and e-commerce accounts. The Company's titles can be found at Wal-Mart, Best Buy, Blockbuster, K-Mart, and hundreds of independent video outlets across the United States of America and Canada. The Company's diverse programming includes: New Releases, Classic Mexican Cinema, animation, cult, sports, martial arts, family entertainment, and more.

      The Company generates revenue through either licensing agreements with third parties that distribute the Company's licensed content or through direct sales. The Company's typical licensing agreements consist of a three to five-year contract that carries a 15% - 50% royalty on gross sales of licensed product. The Company is currently expanding its sales force to focus on direct sales of its licensed content.

      The Company is organized in a single operating segment. All of the Company's revenues are generated in the United States, and the Company has no long-lived assets outside the United States.

CUSTOMERS

      For direct sales, the Company's sales associates focus on small retail stores across the country. Currently, the sales force manages over 1,100 active retail store customers. For other licensing activities, there are two companies, BCI Eclipse LLC, which has licensed 20 titles, and VAS Entertainment/Rise Above Entertainment ("VAS/RA") which has licensed 17 titles from the Company. They function as manufacturers for the Company's DVD inventory for those titles, as well as a distributor to large retailers like Wal-Mart. The agreements with these companies consist of a term of three to five years granting the companies the right to manufacture, promote, and distribute the licensed movies for a 15%
- 50% royalty on gross sales, depending on title.

      Besides its direct selling effort through telemarketing, the Company markets its products by placing print ads in a variety of Latino trade magazines as well as through its website. The Company has a dedicated 1-800 toll free number for sales inquiries.

SUPPLIERS

      The Company has three categories of suppliers - movie licensors, DVD manufacturers, and finished goods suppliers. Movie licensors consist of Spanish language movie license holders primarily from Mexico who enter licensing agreements with the Company to manufacture and distribute their movies. The Company is currently in contract with eight different licensors of content. From these agreements, the Company has manufactured ten titles. Agreements with these companies consist of either a fixed license fee or a 40-60% royalty on net revenues for the right to manufacture, promote and distribute the films for four to five years, depending on title.

      For the manufacture of DVD's, the Company's principal supplier is a company called Reptek. The Company does not have a written agreement with this supplier. There is no dependency on this supplier as the supply of DVD manufacturing companies is broad and there are many potential firms that can be employed to supply the Company's products.

      For DVD titles not owned or licensed by the Company, a number of finished goods vendors are utilized. Among them are Ventura Distribution Inc., Cozumel Films, Venevision International, and Universal (UMVD). Ventura Distribution currently supplies the Company with 21 movies distributed by Unicine, a division of Univision. Venevision International has the highest number of titles, providing the Company with 51 films. Universal (UMVD) currently supplies the Company with 36 films and Cozumel Films provides the Company with three films. There are no written agreements with any of these companies to supply the Company with films.

      The Company is currently expanding its sales force to focus on direct sales of its licensed content. The Company is shifting its efforts on direct selling due to two primary reasons: (1) poor reliability of third party distributors generally to pay royalties on time; and (2) to eliminate dependence on third party distributors to distribute the Company's product as one of many other products they also sell.

COMPETITION

      Although accurate numbers are difficult to obtain due to the hesitation of privately owned distribution companies to divulge sales figures, it is generally estimated by an independent study by Estrenos magazine (a Latin Entertainment Trade Journal) that the Latino home video distribution market for the first six months of 2005 sold over three million units in the U.S. According to Estrenos magazine, of that number three distributors accounted for approximately 80% of those sales - Laguna Films (43%), Ventura/Studio Latino (26%), and Xenon/Televisa (13%) (data provided by each distributor or source). Other players include Image Entertainment (7%), Latin Vision (5%), Brentwood Home Video (3%), Pro-Active Entertainment (2%), and Vanguard Latino (1%) (Source:
Estros magazine, September/October 2005). Based on these sales performance figures, the Company's monthly sales average currently represents approximately 1.25% of the monthly average of DVD sales volume in the Latino video entertainment industry

      Major U.S. movie studios have ventured into servicing the Latino home video market as well, selling approximately 1.5 million units in the first half of 2005. Of that amount, approximately 60% of sales were dominated by three studios - MGM Home Entertainment (26%), Columbia Tri-Star (18%) and Lions Gate Films (16%). Other such competitors include UMVD/Visual Entertainment (12%), BVHE/Disney (8%), Warner Home Video (8%), and Fox Home Entertainment (3%). (Source: Estros magazine, September/October 2005)

      The Company also competes with retail music and video stores, including online stores, dominated by large companies such as Netflix, Blockbuster, Trans World Entertainment, and Movie Gallery Inc.

      The Company competes in the Latino home video market primarily by offering competitive prices on a wide variety of quality titles through its direct selling efforts targeted at retail stores across the entire United States.

GOVERNMENT REGULATION

      The Company is not aware of any existing or probable governmental regulations that may have a material effect on the normal operations of the Company's business. There also are no relevant environmental laws that require compliance by the Company that may have a material effect on the normal operations of the business.

EMPLOYEES

      As of January 4, 2006, the Company employed eight full time employees and three part time employees. None of the Company's employees are covered by a collective bargaining agreement. The Company believes that relations with its employees are good.

DESCRIPTION OF PROPERTY

      The Company leases its principal executive office located at 4143 Glencoe Avenue, Marina Del Rey, California 90292. The leased office space is approximately 3,800 rentable square feet. The lease contract term is seven years and two months commencing August 1, 2005 and ending September 30, 2012. Base rent under the lease is $5,890 per month payable on the first day of each month commencing August 15, 2005. Additionally, the first two months (August to September 2005) had a base rent of $8,835 and a security deposit of $5,890 was required upon signing.

LEGAL PROCEEDINGS

      The Company is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding that is not in the ordinary course of business or otherwise material to the financial condition of the Company's business.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Off-Balance Sheet Arrangements

      We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies

      A discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. Note 2 to our audited financial statements included as an exhibit to this Form 8-K describes the significant accounting policies and methods used in the preparation of the financial statements. On an ongoing basis, management evaluates its estimates, the most critical are those that are both important to the presentation of our financial condition and results of operations and require management's most difficult, complex, or subjective judgments.

Accounting Developments

      In December 2004, Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment," which addresses the accounting for employee stock options, was issued. SFAS 123(R) revises the disclosure provisions of SFAS 123, "Accounting for Stock Based Compensation" and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of all employee stock options, as well as other equity-based compensation arrangements, be reflected in the financial statements based on the estimated fair value of the awards. This statement is effective for us as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The impact on our operating results or financial position based on the adoption of SFAS No. 123(R) has not yet been determined.

Liquidity and Capital Resources

      Our total assets were $519,442 at September 30, 2005 versus $195,981 at December 31, 2004. The change in total assets is primarily attributable to an increase in our intangible assets and inventory of $240,175 and $36,243, respectively. The increases in intangible assets and inventory were primarily financed through monies loaned from related parties in the amount of $552,321.

      At September 30, 2005 and December 30, 2004, we had $3,404 and $7,856 in cash and cash equivalents, respectively. During the nine months ended September 30, 2005, we borrowed $519,321 from Rebel Holdings, LLC, a California limited liability company ("Rebel Holdings"), an entity that during 2005 acquired approximately 90% of the outstanding shares of the our common stock. In September 2005, we borrowed an additional $33,000 from the sole member of Rebel Holdings. At September 30, 2005 and December 31, 2004, the Company had a combined liability of $601,307 and $48,986, respectively, due to either Rebel Holdings or the sole member of Rebel Holdings. On December 29, 2005, we issued a promissory note in the amount of $73,000 to the sole member (the "Promissory Note") of Rebel Holdings. The Promissory Note represented the outstanding amount borrowed at September 30, 2005 as well as additional funds borrowed during the fourth quarter of 2005. The Promissory Note has a term of approximately six months and bears 5.0% simple interest. On December 29, 2005, in connection with the closing of the Acquisition we also issued a convertible note in the amount of $556,307 to Rebel Holdings (the "Note"). The Note has a term of five years from December 29, 2005, bears 4.5% simple interest and is convertible into shares of our common stock at a conversion price of $1.112614 per share.

      We have primarily relied upon loans from related parties to fund our operations and, to a lesser extent, revenues generated from licensing our film content, on a non-exclusive basis, to other distributors of Latino home entertainment content. We believe that future revenues combined with either loans or direct equity investments into the Company will be sufficient to fund our operations for the 12 months subsequent to September 30, 2005. We expect to undertake additional debt or equity financings to better enable us to grow and meet our future operating and capital requirements, however, there is no assurance that we will be successful in obtaining such financing.

      Operating activities provided $336,762 of cash for the nine months ended September 30, 2005, compared to providing $161,856 and $62,765 for the years ended December 31, 2004 and 2003, respectively.

      Cash used in investing activities for the nine months ended September 30, 2004 and the years ended December 31, 2004 and 2003, of $341,214, $154,000, and
$72,000, respectively, resulted almost exclusively from the purchases of licensed Spanish language film content that was capitalized.

Results of Operations

      Revenues

      We recognized revenues of $140,333 and $27,963 for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively. During 2004 all of our revenues were generated through licensing agreements. The licensing agreements provide for us to receive advance payments as consideration for rights granted to third parties that distribute our licensed content. The advance payments are initially recorded as deferred revenue and subsequently recognized in income as royalties are earned upon shipment of licensed content to customers by the sub-licensor. Deferred revenue balances of $75,411 and $162,971 at September 30, 2005 and December 31, 2004, respectively, represent advance royalty payments that are expected to be earned over the subsequent twelve month periods.

      During the nine months ended September 30, 2005, licensing revenue of $85,205 accounted for approximately 61% of our total revenue. The remaining revenue of $55,128 represents revenue generated through the direct sales of our licensed content. We expect that direct sales, as a percentage of total revenue, will significantly increase over the next year as we focus our efforts on expanding our existing sales force. Further, we anticipate that licensing revenues will significantly be reduced or eliminated in future years as we shift our focus away from licensing agreements with third parties

      Expenses

      Operating expenses were $247,854 and $80,889 in the nine months ended September 30, 2005 and 2004, respectively and $144,434 and $112,364 in the fiscal years ended December 31, 2004 and 2003, respectively. Operating expenses in all periods primarily consisted of professional fees, rent expense, amortization expense and general and administrative expenses.

      Professional fees were approximately $40,000 higher in the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004 due to significant increases in amounts paid to consultants as well as legal and accounting fees. Amounts paid to various consultants increased by approximately $24,000 and related to services to locate Spanish language content for acquisition, technical assistance in preparing the content for production, and sales and marketing of the titles. Legal fees increased by approximately $12,000 due to the preparation and review of an increased amount of license agreements. Accounting fees, which increased by approximately $4,000, relate to costs incurred to update our accounting system to facilitate a larger volume of transactions.

      Professional  fees were  approximately  $36,000  higher in the year  ended
December 31, 2004 compared to the year ended December 31, 2003 due to significant increases in amounts paid to consultants as well as legal fees. Amounts paid to various consultants during 2003 related solely for services to locate Spanish language content for acquisition whereas during 2004 we incurred expenses related not only for services to locate Spanish language content, but also technical assistance in preparing the content for production, and sales and marketing of the titles. Legal fees increased by approximately $8,000 due to the preparation and review of an increased amount of license agreements.

      Rent expense increased by approximately $15,000 in the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004 due in part to our relocation into commercial office space in August 2005, with base rent of $5,890 per month combined with periods of low rates of rent during the nine months ended September 30, 2004.

      Rent expense increased by approximately $4,000 in the year ended December 31, 2004 compared to the year ended December 31, 2003 and is attributed to periods of low rates of rent during 2003.

      Amortization expense increased by approximately $56,000 in the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004 due to an increased number of license agreements.

      Amortization expense increased by approximately $26,000 in the year ended December 31, 2004 compared to the year ended December 31, 2003 due to an increased number of license agreements.

      General and administrative expense increased by approximately $50,000 in the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004 and is attributed to the overall expansion of the business during the nine months ended September 30, 2005 combined with the financial constraints placed on us as a result of limited amounts of available working capital in the nine months ended September 30, 2004.

      General and administrative expense decreased by approximately $15,000 in the year ended December 31, 2004 compared to the year ended December 31, 2003 due to financial constraints placed on us as a result of limited amounts of available working capital in the year ended December 31, 2004. During the year ended December 31, 2003, as reflected by our deferred revenue balance of approximately $40,000 and licensing revenues of approximately $116,000, we received a large amount of advance payments from our licensing agreements with third parties. These advance payments exceeded the cost of our licensed content in 2003, thus, providing an adequate amount of working capital for general and administrative purposes. During 2004 the amount of advance payments approximated the cost of our licensed content thus eliminating a source of funds for general and administrative expenses.

      Taxes

      We are taxed under Title 26, Chapter 1, Subchapter C of the Internal Revenue Code of 1986, as amended, and therefore subject to federal income tax on the portion of our taxable income.

      At December 31, 2004, we had a net operating loss carryforward of approximately $27,000 to offset future taxable income for federal income tax purposes. The utilization of the loss carryforward to reduce any future income taxes will depend on our ability to generate sufficient taxable income prior to the expiration of the net operating loss carryforwards. The carryforward expires beginning in 2024.

      A change in the ownership of a majority of the fair market value of our common stock can delay or limit the utilization of existing net operating loss carryforwards pursuant to Internal Revenue Code Section 382. We believe that such a change occurred during the year ended December 31, 2005 and are evaluating the amount that our net operating loss carryforward utilization will be limited to.


                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of the Company's chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2005, 2004 and 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                          Compensation
                                                                            ------------------------------------------
                                              Annual Compensation                      Awards               Payouts
                                      ------------------------------------- ------------------------------ -----------
                                                                  Other                       Securities                   All
                                                                 Annual     Restricted        Under-lying     LTIP        Other
         Name and                                                Compen-    Stock Award(s)    Options/     Payouts       Compen-
    Principal Position        Year     Salary ($)   Bonus ($)  sation ($)   ($)               SARs (#)        ($)      sation ($)
--------------------------- --------- ------------- ---------- ------------ ----------------- ------------ ----------- ------------
Milton "Todd" Ault III (1)   2005         0            0           0              0           2,000,000       0            0
  CEO and Chairman           2004         0            0           0              0               0           0            0
                             2003         0            0           0              0               0           0            0

William B. Horne (2)         2005         0            0           0              0            500,000        0            0
  CEO, CFO and Chairman      2004         0            0           0              0               0           0            0
                             2003         0            0           0              0               0           0            0

Philip Gatch (3)             2005     $ 23,866         0           0           $ 11,250        250,000        0            0
  CTO                        2004         0            0           0              0               0           0            0
                             2003         0            0           0              0               0           0            0

Jay Rifkin (4)               2005         0            0           0              0           4,400,000       0            0
  CEO and President and      2004         0            0           0              0               0           0            0
  Principal Executive        2003         0            0           0              0               0           0            0
  Officer of Rebel Crew

      (1) Mr. Ault was appointed Chief Executive Officer on April 26, 2005, and director and Chairman of the Board of Directors on July 16, 2005. Mr. Ault resigned from the positions of Chief Executive Officer and director and Chairman of the Board of Directors on September 30, 2005.

      (2) Mr. Horne was appointed Chief Financial Officer and director on July 20, 2005, and Chief Executive Officer and Chairman of the Board of Directors on September 30, 2005. Mr. Horne resigned from the position of Chief Executive Officer on December 29, 2005.

      (3) Mr. Gatch was hired as Chief Technology Officer of the Company on September 20, 2005.

      (4) Mr. Rifkin was appointed President on September 30, 2005, and Chief Executive Officer and director nominee on December 29, 2005.

                               OPTIONS GRANT TABLE

      The following table sets forth information with respect to the named executive officers concerning the grant of stock options during the fiscal year ended December 31, 2005. The Company did not have during such fiscal year any plans providing for the grant of stock appreciation rights ("SARs").

                      Option/SAR Grants in Last Fiscal Year
--------------------------------------------------------------------------------

                                                                                    Potential
                                                                               Realizable Value at
                                                                                  Assumed Annual
                                                                                  Rates of Stock      Alternative to
                                                                                Price Appreciation     (f) and (g):
                              Individual Grants                                  for Option Term     Grant Date Value
------------------------------------------------------------------------------  ----------------     -----------------
           (a)                  (b)          (c)          (d)        (e)         (f)        (g)            (h)
                                         % of Total
                            Number of    Options/
                            Securities   SARs
                            Underlying   Granted to    Exercise
                            Options/     Employees     or Base                                          Grant Date
                            SARs         in Fiscal     Price      Expiration                             Present
           Name             Granted (#)  Year          ($/Sh)     Date        5% ($)     10% ($)      Value ($) (1)
--------------------------- ------------ ------------- ---------- ----------- ---------- ---------- -------------------
Milton "Todd" Ault III (2)  2,000,000     2,000,000     $ 0.25   7/20/2015     ---        ---            $ 494,200
William B. Horne (3)          500,000       500,000     $ 0.25   7/20/2015     ---        ---            $ 123,550
Philip Gatch (4)              250,000       250,000     $ 0.25   7/20/2015     ---        ---             $ 61,775
Jay Rifkin (5)              4,400,000     4,400,000     $ 0.85   9/30/2015     ---        ---          $ 3,696,620
-----------------------------------------------------------------------------------------------------------------------

      (1) The value shown was calculated utilizing the Black-Scholes option pricing model and are presented solely for the purpose of comparative disclosure in accordance with certain regulations of the Securities and Exchange Commission. This model is a mathematical formula used to value traded stock price volatility. The actual value that an executive officer may realize, if any, is dependent on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. In calculating the grant date present values, the Company used the following assumptions: (a) expected volatility of approximately 155%; (b) risk-free rate of return of approximately 3.75%; (c) no dividends payable during the relevant period; and (d) exercise at the end of a 10 year period from the date of grant.

      (2) On July 20, 2005, as consideration for service as Chief Executive Officer, the Company granted Milton "Todd" Ault, III options to purchase 2,000,000 shares of common stock with an exercise price of $0.25 per share. These stock options would have vested quarterly over two years, however, on September 30, 2005, the Board of Directors accelerated the vesting of such options such that options to purchase 475,000 shares of the Company's common stock immediately vested and are exercisable for a period of 18 months from December 29, 2005. The remaining options to purchase 1,525,000 shares of the Company's common stock were cancelled.

      (3) On July 20, 2005, as consideration for service as Chief Financial Officer and Director, the Company granted William B. Horne options to purchase 500,000 shares of common stock with an exercise price of $0.25 per share. These stock options would have vested quarterly over two years, however, on December 29, 2005, the Board of Directors accelerated the vesting of such options such that options to purchase 400,000 shares of the Company's common stock immediately vested and are exercisable for a period of 18 months from the date the individual no longer performs services to the Company. The remaining options to purchase 100,000 shares of the Company's common stock were cancelled.

      (4) On July 20, 2005, as consideration for service as Chief Technology Officer, the Company granted Philip Gatch options to purchase 250,000 shares of our common stock with an exercise price of $0.25 per share. These stock options would have vested quarterly over two years, however, on December 29, 2005, the Board of Directors accelerated the vesting of such options such that options to purchase 250,000 shares of the Company's common stock immediately vested and are exercisable for a period of 18 months from the date the individual no longer performs services to the Company.

      (5) On September 30, 2005, as consideration for service as Interim President, the Company granted Jay Rifkin options to purchase 4,400,000 shares of common stock with an exercise price of $0.85 per share. These stock options vest annually over three years from December 29, 2005.

Aggregate Option Exercises in Last Fiscal Year

      No options of the Company were exercised by the named executive officers during the most recent fiscal year ended December 31, 2005.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2005.

                      EQUITY COMPENSATION PLAN INFORMATION
------------------------------------ ------------------------ ----------------------- ---------------------------
                                                                                         Number of securities
                                      Number of securities                             remaining available for
                                        to be issued upon        Weighted average       future issuance under
                                           exercise of          exercise price of     equity compensation plans
                                      outstanding options,     outstanding options,     (excluding securities
           Plan category               warrants and rights     warrants and rights     reflected in column (a))
------------------------------------ ------------------------ ----------------------- ---------------------------
                                               (a) (b) (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved
by security holders                             0                       0                         0
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not
approved by security
holders                                     8,862,500                 $0.61                   6,687,500
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                       8,862,500                 $0.61                   6,137,500
------------------------------------ ------------------------ ----------------------- ---------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Management of the Company believes that all of the below transactions were on terms at least as favorable as could have been obtained from unrelated third parties.

Relationships with Patient Safety Technologies, Inc.

      On December 29, 2004, the Company's then current directors along with several other shareholders sold 2,229,527 shares of the Company's common stock, representing 22.3% of the outstanding shares of common stock of the Company on such date, to Patient Safety Technologies, Inc. (formerly, Franklin Capital Corporation) ("PST"). The Company's directors, Gregg B. Colton, Don J. Colton, Norman Sammis and Glenn W. Stewart, sold 80% of their holdings to PST at $0.135 per share. Another shareholder who was not a principal shareholder or director sold all of his shares to PST at $0.145 per share. The aggregate amount of funds of PST used to purchase the shares of common stock was approximately $301,998. The source for such funds was PST's working capital. The directors and shareholders agreed to sell an additional 1,224,000 shares (the "Additional Shares") of our common stock of to PST upon the shares being registered with the SEC by December 29, 2005. In addition, prior to the acquisition and change of control, PST owned 327,500 shares of the Company's common stock.

      On December 28, 2005, PST assigned its right to purchase 1,000,000 of the Additional Shares to Alan Morelli (the "Assignment Agreement") and amended certain terms of the stock purchase agreement pursuant to which the Original Purchase Transaction was completed (the "Amendment Agreement"). In the Assignment Agreement, the Company granted the parties piggyback registration rights with respect to the sale of the Additional Shares. In the Amendment Agreement, the Company agreed that if it does not register the resale of the Additional Shares on or before June 30, 2005, then the Company will redeem the Additional Shares at a price of $0.145 per share and the Company will thereupon sell 224,000 shares of the Company's common stock to PST and 1,000,000 shares of the Company's common stock to Mr. Morelli at a price of $0.145 per share. Mr. Morelli is a current Director Nominee of the Company.

      Pursuant to the stock purchase agreement with PST, Melanie Glazer was appointed as Chairman of the Company's Board of Directors on December 30, 2004, following the resignation of Glenn W. Stewart, Norman Sammis and Don J. Colton as directors. Effective April 26, 2005, Gregg B. Colton resigned from his positions as President, Chief Executive Officer and Chief Financial Officer. On April 26, 2005, the Company's Board of Directors appointed the following officers: (a) Milton C. Ault, III - Chief Executive Officer; (b) Kathryn Macenzie Queen - President of Operations; and (c) Lynne Silverstein - Secretary. Mr. Ault subsequently resigned on September 30, 2005 and Ms. Queen and Ms. Silverstein resigned on December 29, 2005. Upon Mr. Ault's resignation as Chief Executive Officer, William B. Horne was appointed to succeed Mr. Ault as Chief Executive Officer. Mr. Horne resigned as Chief Executive Officer upon completing the Acquisition on December 29, 2005.

      On June 30, 2005, the Company appointed Philip Gatch as the Company's Chief Technology Officer. On September 19, 2005, the Company entered into an asset purchase agreement with Mr. Gatch, and thereby purchased the iCodemedia Assets. As consideration for the iCodemedia Assets, the Company issued Mr. Gatch 1,000,000 shares of common stock.

      Effective July 16, 2005, Gregg B. Colton resigned from his position as a director. Effective July 16, 2005, the Company appointed Alice M. Campbell, Milton "Todd" Ault, III and Darrell Grimsley as directors. Upon his appointment, Mr. Ault was named Chairman of the Company's Board of Directors. Ms. Campbell was appointed to chair the Company's Audit Committee and to chair the Company's Compensation Committee. Mr. Ault resigned as a director on September 30, 2005.

      Effective July 20, 2005, the Company appointed Lynne Silverstein and William B. Horne as directors. Ms. Silverstein subsequently resigned as a director on December 29, 2005.

      Effective July 20, 2005, the Company appointed William B. Horne as the Company's Chief Financial Officer.

      Each of Melanie Glazer, Milton C. Ault, III, Kathryn Macenzie Queen, Lynne Silverstein, Philip Gatch, Alice M. Campbell, Darrell Grimsley and William B. Horne had and/or currently have employment positions, directorships and/or other relationships with Ault Glazer & Company Investment Management LLC, Patient Safety Technologies, Inc. and/or Ault Glazer & Company Investment Management's or Patient Safety Technologies' current officers and directors.

Acquisition of Rebel Crew Films

      On December 29, 2005, the Company acquired all of the issued and outstanding capital stock of Rebel Crew Films in consideration for the issuance of 21,207,080 shares of common stock to the shareholders of Rebel Crew Films. Of these shares, 19,086,372 shares were issued or are issuable to Rebel Holdings, LLC as consideration for its 90% ownership interest in Rebel Crew Films and 2,120,708 were issued or are issuable to Cesar Chatel as consideration for his 10% ownership interest in Rebel Crew Films. The Company's present Chief Executive Officer and Director Nominee, Jay Rifkin, is the sole managing member of Rebel Holdings, LLC. Mr. Chatel is an employee of the Company and is President of the Company's now wholly owned subsidiary Rebel Crew Films.

      On December 29, 2005 the Company entered into a Securities Purchase Agreement with Rebel Holdings, LLC, pursuant to which the Company purchased a $556,306.53 principal amount loan receivable owed by Rebel Crew Films to Rebel Holdings, LLC in exchange for the issuance of a $556,306.53 principal amount secured convertible note to Rebel Holdings, LLC. The secured convertible note accrues simple interest at the rate of 4.5%, matures on December 29, 2010 and is secured by all of the Company's assets now owned or hereafter acquired. The secured convertible note is convertible into 500,000 shares of common stock of the Company at the rate of $1.112614 per share. As described above, Jay Rifkin, the Company's present Chief Executive Officer and a Director Nominee of the Company, is the sole managing member of Rebel Holdings, LLC.

      Between September 2005 and October 2005, Jay Rifkin loaned an aggregate total principal amount of $73,000 to Rebel Crew Films. The Company has agreed to repay this loan to Mr. Rifkin pursuant to the terms of a $73,000 principal amount promissory note due June 30, 2006 which accrues interest at 5% per annum. In the event of breach of the promissory note, the interest rate will increase to 8% per annum.

      On December 29, 2005, the Board of Directors ratified a grant to Alan Morelli made on September 15, 2005, as a consultant to the Company, warrants to purchase 250,000 shares of the Company's common stock with an exercise price of $0.145 per share, which warrants vested immediately. These warrants were issued to Mr. Morelli as compensation for advisory services rendered to the Company in connection with structuring the Acquisition. Mr. Morelli is presently a director nominee of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of January 4, 2006 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers and directors of the Company; and (iii) the Company's directors and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.


                                                  Common Stock           Percentage of
  Name of Beneficial Owner (1)               Beneficially Owned (2)     Common Stock (2)
  ----------------------------------------- ------------------------- ---------------------
  Milton "Todd" Ault, III                       3,728,227 (3)                 10.0%
  Bodnar Capital Management, LLC                 2,941,176                     8.0%
  William B. Horne                                400,000 (4)                  1.1%
  Alice M. Campbell                               350,000 (5)                     *
  Jay Rifkin                                   19,586,372 (6)                 52.6%
  Philip Gatch                                  1,250,000 (7)                  3.4%
  Cesar Chatel                                  2,120,708 (8)                  5.8%
  ----------------------------------------- ------------------------- ---------------------
  All  officers  and  directors as a group      21,586,372                    56.5%
  (4 persons)

      * Less than 1%

      (1)   Except as otherwise indicated,  the address of each beneficial owner is c/o Digicorp, 4143 Glencoe Avenue, Marina Del Rey, CA 90292.
      (2)   Applicable  percentage  ownership is based on  36,721,113  shares of common stock outstanding as of January 4, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of January 4, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of January 4, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
      (3) Includes: (a) 475,000 shares issuable upon exercise of stock options with an exercise price of $0.25 per share and which expire June 29, 2007; (b) 512,500 shares beneficially owned by certain private investment funds and individual accounts managed by Ault Glazer & Company Investment Management LLC, for which Mr. Ault serves as Chief Investment Officer and managing member; and (c) 2,792,027 shares of the common stock held by Patient Safety Technologies, Inc., for which Mr. Ault serves as Chairman and Chief Executive Officer. Mr. Ault and Patient Safety Technologies, Inc. each have granted Mr. Rifkin an irrevocable proxy to vote the shares of common stock owned by them for certain directors of the Company.

      (4) Represents shares issuable upon exercise of stock options with an exercise price of $0.25 per share and an expiration date 18 months from the date Mr. Horne's services to the Company terminate. Mr. Horne has granted Mr. Rifkin an irrevocable proxy to vote the shares of common stock issuable upon exercise of such stock options for certain directors of the Company.
      (5) Represents shares issuable upon exercise of stock options with an exercise price of $0.25 per share and an expiration date 18 months from the date Ms. Campbell's services to the Company terminate. Ms. Campbell has granted Mr. Rifkin an irrevocable proxy to vote the shares of common stock issuable upon exercise of such stock options for certain directors of the Company.
      (6) Includes: (a) 3,600,000 shares which are held in escrow pending satisfaction of certain performance milestones through March 31,
            2007; and (b) 500,000 shares issuable upon conversion of a $556,306.53 principal amount secured convertible note with a conversion price of $1.112614 per share. All of these securities are held by Rebel Crew Holdings, LLC of which Mr. Rifkin is the sole managing member. Mr. Rifkin's reported beneficial ownership does not include approximately 8,762,736 shares of common stock issued and issuable by the Company for which certain shareholders of the Company have granted Mr. Rifkin an irrevocable proxy to vote for directors of the Company.
      (7) Includes 250,000 shares issuable upon exercise of stock options with an exercise price of $0.25 per share and an expiration date 18 months from the date Mr. Gatch's services to the Company terminate. Mr. Gatch has granted Mr. Rifkin an irrevocable proxy to vote the shares of common stock owned by him for certain directors of the Company.

      (8) Includes 400,000 shares which are held in escrow pending satisfaction of certain performance milesontes through March 31, 2007. Mr. Chatel has granted Mr. Rifkin an irrevocable proxy to vote the shares of common stock owned by Mr. Chatel for certain directors of the Company.

                            DESCRIPTION OF SECURITIES

      The Company's authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value per share, and no shares of preferred stock.

      The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefore. In the event of a liquidation, dissolution or winding-up of the Company's business, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities.

      The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

      The Company has never paid any cash dividends on its common stock and the Company does not anticipate paying any cash dividends in the foreseeable future. The Company intends to retain future earnings to fund ongoing operations and future capital requirements of its business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      The Company's common stock is currently quoted on the OTC Bulletin Board under the symbol "DGCO." For the periods indicated, the following table sets forth the high and low sales prices per share of the Company's common stock.

                                                   Fiscal 2005                      Fiscal 2004
                                         -------------------------------- ---------------------------------
Fiscal Quarter*                               High             Low             High              Low
---------------------------------------- ---------------- --------------- ---------------- ----------------
First Quarter Ended March 31                   $0.35           $0.14            $0.13           $0.06
Second Quarter Ended June 30                   $0.45           $0.18            $0.18           $0.07
Third Quarter Ended September 30               $1.37           $0.25            $0.35           $0.06
Fourth Quarter Ended December 31               $1.90           $0.65            $0.35           $0.14

      *Upon closing the Acquisition, the Company's fiscal year changed from June 30 to December 31.

Holders

      As of January 4, 2006, the Company's shares of common stock were held by approximately 290 stockholders of record.

Dividends

      The Company has not declared any dividends to date. The Company has no present intention of paying any cash dividends on its common stock in the foreseeable future, as the Company intends to use earnings, if any, to generate growth. The payment by the Company of dividends, if any, in the future, rests within the discretion of the Board of Directors and will depend, among other things, upon the Company's earnings, capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in the Company's articles of incorporation or bylaws that restrict the Company from declaring dividends.

                     RECENT SALES OF UNREGISTERED SECURITIES

      During September 2003, the Board of Directors authorized the issuance of 700,000 restricted common shares of the Company's stock at price of $0.01 per share (totaling $7,000) to pay for expenses incurred by the Company for the audit of its financial statements and to pay for costs associated with maintaining compliance with the State of Utah along with providing the Company operating capital for the subsequent year. Of the 700,000 shares issued, 400,000 were issued to Vernal Western Drilling, a company that is owned by Don J. Colton and Gregg B. Colton, former officers and directors of the Company, 150,000 shares were issued to Bonnie Myers and the other 150,000 shares were issued to Whisper Investment Company. The shares were issued to the parties above on October 8, 2003 for cash. The issuance of these securities was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On May 18, 2005, the Company sold 2,941,176 shares of common stock and warrants (the "May Warrants") to purchase an aggregate of 3,000,000 shares of common stock with exercise prices ranging from $0.25 to $1.50 per share to Bodnar Capital Management, LLC ("Bodnar Capital"). On October 27, 2005, the Company entered into an agreement with Bodnar Capital to cancel the May Warrants in exchange for the issuance by the Company of a warrant to purchase 500,000 shares of common stock with a an exercise price of $0.01 per share exercisable for a period of five years. On November 2, 2005, Bodnar Capital exercised its warrant for cash and the Company issued Bodnar Capital 500,000 shares of common stock. The issuance of these securities was exempt from registration requirements pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

      On July 20, 2005, as consideration for investor relation consulting services, the Company granted options to Steve Jafarzadeh to purchase 100,000 shares of common stock with an exercise price of $0.25 per share. 25,000 of these options have vested and the remaining 75,000 options were cancelled on December 29, 2005. This grant was exempt from registration requirement pursuant to Section 4(2) of the Securities Act.

      On July 20, 2005, as consideration for Business development consulting services, the Company granted options to Nicolas Soichet to purchase 100,000 shares of common stock with an exercise price of $0.25 per share. 50,000 of these options have vested and the remaining 50,000 options were cancelled on December 29, 2005. This grant was exempt from registration requirement pursuant to Section 4(2) of the Securities Act.

      On July 20, 2005, as consideration for service on the Company's Board of Directors, the Company granted to each of Melanie Glazer, Alice M. Campbell, Darrell Grimsley, Lynne Silverstein and William B. Horne options to purchase 250,000 shares of common stock with an exercise price of $0.25 per share. 62,500 of such options vested to Ms. Glazer, 250,000 vested to Ms. Campbell, 62,500 vested to Mr. Grimsley, 75,000 vested to Ms. Silverstein, 200,000 vested to Mr. Horne, and the remaining options of such individuals were cancelled on December 29, 2005. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On July 20, 2005, as consideration for service as Chairman of the Company's Audit Committee, the Company granted Ms. Campbell options to purchase 100,000 shares of common stock with an exercise price of $0.25 per share. All of these stock options are vested. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On July 20, 2005, as consideration for service as a member of the Company's Audit Committee, the Company granted Ms. Glazer options to purchase 50,000 shares of common stock with an exercise price of $0.25 per share. 12,500 of such options have vested and the remaining options were cancelled upon Ms. Glazer's resignation from the Company's Board on December 29, 2005. The issuance of these stock options was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act.

      On July 20, 2005, as consideration for service as the Company's Chief Executive Officer, the Company granted Mr. Ault options to purchase 2,000,000 shares of common stock with an exercise price of $0.25 per share. These stock options vest quarterly over two years beginning September 30, 2005. Effective September 30, 2005, the Board of Directors accelerated the vesting of 475,000 of such options and fixed the expiration date of the options to 18 months after completing the Acquisition. The remaining stock options were cancelled upon Mr. Ault resigning as an officer and director of the Company. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On July 20, 2005, as consideration for service as the Company's President of Operations, the Company granted Kathryn Queen options to purchase 750,000 shares of common stock with an exercise price of $0.25 per share. 237,500 of these options have vested and the remaining options were cancelled upon Ms. Queen's resignation on December 29, 2005. Also on July 20, 2005, as an incentive bonus, subject to certain milestones being achieved prior to December 31, 2006, the Company agreed to grant Ms. Queen options to purchase 750,000 shares of common stock. These stock options were cancelled upon Ms. Queen's resignation on December 29, 2005. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On July 20, 2005, as consideration for service as the Company's Chief Technology Officer, the Company granted Philip Gatch options to purchase 250,000 shares of common stock with an exercise price of $0.25 per share. All of these options are vested. Also on July 20, 2005, the Company agreed to issue restricted stock valued at $12,500 quarterly during the three-year term of his employment as Chief Technology Officer. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On July 20, 2005, as consideration for service as the Company's Chief Financial Officer, the Company granted Mr. Horne options to purchase 250,000 shares of common stock with an exercise price of $0.25 per share. 200,000 of these options are vested and the remaining 50,000 were cancelled. The issuance of these stock options was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act.

      On July 20, 2005, as consideration for service as the Company's Controller, the Company granted Jeanne Olsky options to purchase 100,000 shares of common stock with an exercise price of $0.25 per share. These stock options vest quarterly over two years beginning September 30, 2005. 50,000 of these options have vested and the remaining options were cancelled upon Ms. Olsky's resignation on December 29, 2005. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On July 20, 2005, as consideration for service as the Company's Corporate Secretary, the Company granted Ms. Silverstein options to purchase 150,000 shares of common stock with an exercise price of $0.25 per share. These stock options vest quarterly over two years beginning September 30, 2005. 37,500 of these options have vested and the remaining options were cancelled upon Ms. Silverstein's resignation on December 29, 2005. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On September 19, 2005, the Company purchased the iCodemedia Assets from Mr. Gatch, the Company's Chief Technology Officer. As consideration for the iCodemedia Assets, the Company issued Mr. Gatch 1,000,000 shares of common stock. The issuance of these shares to Mr. Gatch was exempt from registration requirements pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On September 30, 2005, the Company granted Jay Rifkin, the Company's current Chief Executive Officer, options to purchase 4,400,000 shares of the Company's common stock with an exercise price of $0.85 per share, which stock options vest annually over a period of three years from the date of closing the Acquisition. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act. The issuance of these stock options was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act.

      On September 30, 2005, the Company granted Cesar Chatel, as President of Rebel Crew Films, options to purchase 800,000 shares of the Company's common stock with an exercise price of $0.85 per share, which stock options vest annually over a period of three years from the date of closing the Acquisition. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On September 30, 2005, the Company granted Oscar Carreno, as Director of Sales of Rebel Crew Films, options to purchase 150,000 shares of the Company's common stock with an exercise price of $0.85 per share, which stock options vest annually over a period of four years from the date of closing the Acquisition. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On September 30, 2005, the Company granted Ian Monsod, as Manager of Operations of Rebel Crew Films, options to purchase 125,000 shares of the Company's common stock with an exercise price of $0.85 per share, which stock options vest annually over a period of four years from the date of closing the Acquisition. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On December 29, 2005, the Company granted Alan Morelli, as consultant to the Company, warrants to purchase 250,000 shares of the Company's common stock with an exercise price of $0.145 per share, which warrants vested immediately. These warrants were issued to Mr. Morelli as compensation for advisory services rendered to the Company in connection with structuring the Acquisition. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On December 29, 2005, the Company issued Rebel Holdings, LLC 19,086,372 shares of common stock as compensation for its 90% equity interest in Rebel Crew Films. Jay Rifkin, the Company's current Chief Executive Officer and a director nominee, is the sole managing member of Rebel Holdings, LLC. 3,600,000 of such shares are held in escrow pending satisfaction of certain performance milestones through March 31, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

      On December 29, 2005, the Company issued Cesar Chatel 2,120,708 shares of common stock as compensation for his 10% equity interest in Rebel Crew Films. Mr. Chatel is President of Rebel Crew Films. 400,000 of such shares are held in escrow pending satisfaction of certain performance milestones through March 31, 2007. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

      On December 29, 2005 the Company issued a $556,306.53 principal amount secured convertible note to Rebel Holdings, LLC in exchange for a $556,306.53 loan receivable owed by Rebel Crew Films to Rebel Holdings, LLC. The secured convertible note is convertible into 500,000 shares of common stock of the Company at the rate of $1.112614 per share. As described above, Jay Rifkin, the Company's present Chief Executive Officer and a director nominee of the Company, is the sole managing member of Rebel Holdings, LLC.

      On December 29, 2005, the Company granted Alan Morelli, as a director nominee of the Company, options to purchase 350,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock of $1.50 per share, which stock options vest annually over a period of three years from the date Mr. Morelli's board appointment is effective. In the event that Mr. Morelli, for whatever reason, declines the appointment to serve as a director on the Company's Board of Directors, then these options will be automatically cancelled. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

      On December 29, 2005, the Company granted David M. Kaye, as a director nominee of the Company, options to purchase 350,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock of $1.50 per share, which stock options vest annually over a period of three years from the date Mr. Kaye's board appointment is effective. In the event that Mr. Kaye, for whatever reason, declines the appointment to serve as a director on the Company's Board of Directors, then these options will be automatically cancelled. The issuance of these stock options was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      On October 25, 2005, the Company engaged the firm of Peterson & Co. to serve as its independent registered public accountants for the fiscal year ending June 30, 2006. On October 27, 2005, the Company notified Jones Simkins, P.C. ("Jones Simkins") that it was terminating Jones Simkins' services. The decision to change accountants was recommended and approved by the Company's Board of Directors.

      During the two fiscal years ended June 30, 2005 and 2004, and through October 27, 2005, (i) there were no disagreements between the Company and Jones Simkins on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Jones Simkins would have caused Jones Simkins to make reference to the matter in its reports on the Company's financial statements, and (ii) except for Jones Simkins' report on the Company's June 30, 2004 financial statements dated September 1, 2004 which included an explanatory paragraph wherein they expressed substantial doubt about the Company's ability to continue as a going concern, Jones Simkins' reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended June 30, 2005 and 2004 and through October 27, 2005, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

      During the two fiscal years ended June 30, 2005 and 2004, and through October 27, 2005, the Company has not consulted with Peterson & Co. regarding either:

      1. The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to Peterson & Co. nor oral advice was provided that Peterson & Co. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or
      2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv) of Regulation S-B.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Bylaws require that the Company indemnify and hold harmless officers, directors and former officers and directors for any obligations arising by reason of being or having been directors or officers of the Company, except in relation to matters as to which any such director or officer or former director or officer or person is adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled, under any Bylaw, agreement, vote of stockholders, or otherwise.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

      The following financial statements of Rebel Crew Films appear on pages F-1 through F-19 at the end of this report and such financial statements are herein incorporated by reference:

       Balance Sheets as of September 30, 2005 and December 31, 2004 (unaudited) Statements of Operations for the three and nine months ended September 30, 2005 and 2004 (unaudited)

       Statements of Cash Flows for the nine months ended September 30, 2005 and 2004 (unaudited)

       Notes to September 30, 2005 financial statements

       Independent Auditor's Report
       Balance Sheets as of December 31, 2004 and 2003
       Statements of Operations for the years ended December 31, 2004 and 2003 Statements of Stockholders' Equity (Deficit) for the years ended December 31, 2004 and 2003 Statements of Cash Flows for the years ended December 31, 2004 and 2003 Notes to December 31, 2004 financial statements

 (b) Pro forma financial information.

         Not applicable.

 (c) Exhibits


Exhibit Number                            Description
------------------    ----------------------------------------------------------
2.1 Stock Purchase Agreement dated as of December 20, 2005 among Digicorp, Rebel Crew Films, Inc., Rebel Holdings, LLC and Cesar Chatel (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on December 21, 2005)

2.2 Letter Agreement dated December 20, 2005 among Digicorp, Rebel Crew Films, Inc., Rebel Holdings, LLC and Cesar Chatel (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on December 21, 2005)

2.3 Purchaser and Company Disclosure Schedules to Stock Purchase Agreement dated as of December 20, 2005 among Digicorp, Rebel Crew Films, Inc., Rebel Holdings, LLC and Cesar Chatel

2.4 Lock Up Agreements of Sellers in connection with Stock Purchase Agreement dated as of December 20, 2005 among Digicorp, Rebel Crew Films, Inc., Rebel Holdings, LLC and Cesar Chatel

2.5                     Escrow  Agreement  dated  December 29, 2005 by and among
                        Digicorp,   Rebel   Holdings,   LLC,  Cesar  Chatel  and
                        Sichenzia Ross Friedman Ference LLP as Escrow Agent

3.1 Articles of Incorporation (Incorporated by reference to the Company's registration statement on Form 10-SB (File No. 000-33067) filed with the Securities and Exchange Commission on August 9, 2001)

3.2                     Bylaws  (Incorporated  by  reference  to  the  Company's
                        registration statement on Form 10-SB (File No. 000-33067) filed with the Securities and Exchange Commission on August 9, 2001)

3.3 Amendment No. 1 to Bylaws (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on July 21, 2005)

4.1 Secured Convertible Note due December 19, 2010 in the principal amount of $556,306.53 issued to Rebel Crew Holdings, LLC

4.2 Promissory Note due June 30, 2006 in the principal amount of $73,000 issued to Jay Rifkin 9.1 Voting Agreement dated December 29, 2005 by and among Jay Rifkin and the stockholders of Digicorp listed on the signature pages thereto

10.1 Securities Purchase Agreement dated December 29, 2005 by and among Rebel Holdings, LLC and Digicorp

10.2 Assignment Agreement dated December 29, 2005 by and among Rebel Holdings, LLC, Digicorp and Rebel Crew Films, Inc.

10.3 Security Agreement dated December 29, 2005 by and among Digicorp and Rebel Crew Holdings, LLC

10.4 Digicorp Stock Option and Restricted Stock Plan (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on December 22, 2005)

10.5 Employment Agreement dated September 20, 2005, among Digicorp and Philip Gatch (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on September 22, 2005)

10.6 Employment Agreement effective as of September 30, 2005 by and between Digicorp and Jay Rifkin

10.7 Standard Industrial/Commercial Multi-Tenant Lease dated July 18, 2005 between The Welk Group, Inc. and Rebel Crew Films, Inc.

10.8 Videogram License Agreement dated August 19, 2003 by and between Rebel Crew Films and BCI Eclipse, LLC

10.9 Videogram License Agreement dated March 29, 2004 by and between Rebel Crew Films and BCI Eclipse Company, LLC

10.10 Videogram License Agreement dated May 26, 2004 by and between Rebel Crew Films and BCI Eclipse Company, LLC

10.11                   License  Agreement dated November 15, 2002 between Rebel
                        Crew    Films   and   VAS    Entertainment/Rise    Above
                        Entertainment

10.12                   License  Agreement dated December 31, 2002 between Rebel
                        Crew    Films   and   VAS    Entertainment/Rise    Above
                        Entertainment

16.1 Letter on change in certifying accountant dated October 31, 2005 from Jones Simkins, P.C. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on October 31, 2005)
                        21.1 Subsidiaries

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Digicorp


Dated: January 5, 2006                By:  /s/ Jay Rifkin
                                          --------------------------------------
                                      Name:    Jay Rifkin
                                      Title:   Chief Executive Officer

                             REBEL CREW FILMS, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                        Page

Periods Ended September 30, 2005

Balance Sheets as of
         September 30, 2005 and December 31, 2004 (unaudited)...........F-2

Statements of Operations for the three and nine months
         ended September 30, 2005 and 2004 (unaudited)..................F-3

Statements of Cash Flows for the nine months
         ended September 30, 2005 and 2004 (unaudited)..................F-4

Notes to Financial Statements.........................................F-5 - F-8

Fiscal Years Ended December 31, 2004 and 2003

Independent Auditors' Report............................................F-9

Balance Sheets as of
         December 31, 2004 and 2003.....................................F-10

Statements of Operations for the years
         ended December 31, 2004 and 2003...............................F-11

Statements of Stockholders' Equity (Deficit) for the years
         ended December 31, 2004 and 2003...............................F-12

Statements of Cash Flows for the years
         ended December 31, 2004 and 2003...............................F-13

Notes to Financial Statements........................................F-14 - F-19

                             REBEL CREW FILMS, INC.
================================================================================

Condensed Balance Sheets (Unaudited)
--------------------------------------------------------------------------------

                                                        September 30,    DECEMBER 31,
                                                            2005            2004
                                                        -------------   --------------

ASSETS

CURRENT ASSETS

Cash and cash equivalents                                 $    3,404     $    7,856
Accounts receivable, net                                      27,290             --
Inventories                                                   36,243             --
Other current assets                                          10,568             --
                                                          ----------     ----------

TOTAL CURRENT ASSETS                                          77,505          7,856

Property and equipment, net                                   13,637             --
Intangible assets, net                                       428,300        188,125
                                                          ----------     ----------

TOTAL ASSETS                                              $  519,442     $  195,981
                                                          ==========     ==========

-----------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued liabilities                  $   19,386     $    9,700
Due to related party                                         601,307         48,986
Deferred revenue                                              75,411        162,971
                                                          ----------     ----------

TOTAL CURRENT LIABILITIES                                    696,104        221,657

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, no par value: 100,000 shares authorized;
    100,000 shares issued and outstanding                     14,625         14,625
Accumulated deficit                                         (191,287)       (40,301)
                                                          ----------     ----------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                        (176,662)       (25,676)
                                                          ----------     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)      $  519,442     $  195,981
                                                          ==========     ==========

-----------------------------------------------------------------------------------

         The accompanying notes are an integral part of these condensed financial statements.

                REBEL CREW FILMS, INC.
================================================================================

Condensed Statements of Operations (Unaudited)

--------------------------------------------------------------------------------

                                                               THREE MONTHS ENDED                NINE MONTHS ENDED
                                                         September 30,      SEPTEMBER 30,  SEPTEMBER 30,     SEPTEMBER 30,
                                                               2005             2004            2005              2004
                                                        -----------------   ------------   ---------------   --------------
REVENUE
Licensing fees                                          $          4,218    $     2,572    $       85,205    $      22,235
Sales                                                             52,046             --            55,128               --
                                                        -----------------     ----------     -------------     ------------

TOTAL REVENUE                                                     56,264          2,572           140,333           22,235

OPERATING EXPENSES
Cost of sales                                                     31,433             --            43,465               --
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                     118,495         27,961           247,854           80,889
                                                        -----------------   ------------   ---------------   --------------

TOTAL OPERATING EXPENSES                                         149,928         27,961           291,319           80,889
                                                        -----------------   ------------   ---------------   --------------
OPERATING INCOME (LOSS)                                          (93,664)       (25,389)         (150,986)         (58,654)

OTHER INCOME                                                           --        21,013                 --          75,768
                                                        -----------------   ------------   ---------------   --------------
INCOME (LOSS) BEFORE INCOME TAXES                                (93,664)        (4,376)         (150,986)          17,114

PROVISION FOR INCOME TAXES                                            --             --                --               --
                                                        -----------------   ------------   ---------------   --------------
NET INCOME (LOSS)                                       $        (93,664)   $    (4,376)   $     (150,986)   $      17,114
                                                        =================   ============   ===============   ==============
BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE    $          (0.94)   $     (0.04)   $        (1.51)   $        0.17
                                                        =================   ============   ===============   ==============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                       100,000        100,000           100,000          100,000
                                                        =================   ============   ===============   ==============

---------------------------------------------------------------------------------------------------------------------------

         The accompanying notes are an integral part of these condensed financial statements.

                                REBEL CREW FILMS, INC.
================================================================================

Condensed Statements of Cash Flows (Unaudited)

--------------------------------------------------------------------------------



                                                                                               NINE MONTHS ENDED
                                                                                          September 30,     SEPTEMBER 30,
                                                                                             2005               2004
                                                                                       ----------------   --------------
Cash flows from operating activities:
Net income (loss)                                                                      $      (150,986)   $      17,114
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation                                                                                       577               --
Amortization of licenses                                                                        86,825           31,250
Changes in operating assets and liabilities:
Accounts receivable                                                                            (27,290)              --
Inventories                                                                                    (36,243)          (7,920)
Other current assets                                                                           (10,568)              --
Accounts payable and accrued liabilities                                                         9,686          (26,000)
Due to related party                                                                           552,321               --
Deferred revenue                                                                               (87,560)         127,165
                                                                                       ----------------   --------------

          Net cash provided by operating activities                                            336,762          141,609
                                                                                       ----------------   --------------

Cash flows from investing activities:
  Purchases of licenses                                                                       (327,000)        (130,000)
  Purchases of property and equipment                                                          (14,214)               --
                                                                                       ----------------   --------------

          Net cash used in investing activities                                               (341,214)        (130,000)
                                                                                       ----------------   --------------

Net (decrease) increase in cash and cash equivalents                                            (4,452)          11,609

Cash and cash equivalents at beginning of period                                                 7,856               --
                                                                                       ----------------   --------------

Cash and cash equivalents at end of period                                             $         3,404    $      11,609
                                                                                       ================   ==============

----------------------------------------------------------------------------------------------------------------------------

         The accompanying notes are an integral part of these condensed financial statements.

REBEL CREW FILMS, INC.
NOTES TO FINANCIAL STATEMENTS - UNAUDITED
SEPTEMBER 30, 2005
1. DESCRIPTION OF BUSINESS

Rebel Crew Films, Inc. ("the Company") was organized under the laws of the State of California on August 7, 2002 to distribute Latino home entertainment products. The Company currently maintains more than 200 Spanish language films and serves wholesale, retail, catalog, and e-commerce accounts. The Company's titles can be found at major retail outlets and independent video outlets across the United States of America and Canada.

During the nine months ended September 30, 2004 and 2005, the Company generated revenue through the direct sales of licensed content and licensing agreements with third parties that distributed the Company's licensed content. The Company is expanding its sales force to focus on direct sales of its licensed content and intends to significantly reduce or eliminate future licensing agreements with third parties.

The Company is organized in a single operating segment. All of the Company's revenues are generated in the United States, and the Company has no long-lived assets outside the United States.

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying condensed financial statements do not include all the information and disclosures required by accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The actual results may differ from management's estimates.

The interim condensed financial information is unaudited, but reflects all normal adjustments that are, in the opinion of management, necessary to provide a fair statement of results for the interim periods presented. The condensed interim financial statements should be read in connection with the Company's audited financial statements for the year ended December 31, 2004.

LIQUIDITY

The accompanying financial statements are prepared assuming the Company is a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has a working capital deficiency of $618,599 at September 30, 2005, which includes deferred revenue of $75,411 and amounts due to related parties of $601,307, as discussed below.
During the nine months ended September 30, 2005, the Company primarily relied upon loans from a related party to fund its operations and, to a lesser extent, revenues generated from licensing its film content, on a non-exclusive basis, to other distributors of Latino home entertainment content. Management believes that future revenues combined with either loans or direct equity investments into the Company will be sufficient to fund the Company's operations for the 12 months subsequent to September 30, 2005.

REVENUE RECOGNITION

The Company generates revenue through either the direct sales of licensed content or through licensing agreements whereby the Company receives advance payments as consideration for rights granted to third parties that distribute the Company's licensed content. The Company may be entitled to receive additional royalty payments under the licensing agreements, but only to the extent that royalties calculated under the terms of the licensing agreements exceed the amount of the advance payments. Advance payments are initially recorded as deferred revenue. The Company recognizes revenue under its licensing agreements as royalties are earned upon shipment of licensed content to customers by the sub-licensor. Deferred revenue balances of $75,411 and $162,971 at September 30, 2005 and December 31, 2004, respectively, represent advance royalty payments that are expected to be earned over the subsequent twelve month periods. Revenues from direct sales are recorded upon shipment.

REBEL CREW FILMS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

ACCOUNTS RECEIVABLES

Accounts receivables are recorded at the invoice amount and do not bear interest. Accounts receivable at September 30, 2005 are presented net of an allowance for doubtful accounts of $5,000. The allowance for doubtful accounts is the Company's estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on historical write-off experience. The Company reviews its allowance for doubtful accounts monthly. Past due balances are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and potential for recovery is considered remote. The Company does not have any off-balance-sheet exposure related to its customers.

INVENTORY

Inventories, consisting primarily of Spanish language DVD titles, are stated at the lower of cost (first-in, first-out basis) or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated using the straight-line method over the useful lives of the assets, generally from five to seven years. Property and equipment at September 30, 2005 are presented net of accumulated depreciation of $577. Depreciation expense for the nine months ended September 30, 2005 was $577.

3. INTANGIBLE ASSETS

Intangible assets consist of capitalized license fees for licensed content the Company acquired from owners including producers, studios and distributors. Licensed content acquired is capitalized at the time of purchase. The term of the licensed content agreements usually vary between one to five years (the "TITLE Term"). At the end of the Title Term, the Company generally has the option of discontinuing distribution of the title or extending the Title Term.

The Company amortizes the capitalized license fees, on a straight line basis over the Title Term. During the nine months ended September 30, 2005 and 2004, amortization expense related to the licensed content was $86,825 and $31,250, respectively.

Licensed content and accumulated amortization at September 30, 2005 and December 31, 2004, consisted of the following:

                                         SEPTEMBER 30,             DECEMBER 31,
                                              2005                     2004

Licensed content                       $      581,000            $     254,000
Less: accumulated amortization               (152,700  )               (65,875)
                                       -----------------         ---------------

   Licensed content, net               $      428,300            $     188,125
                                       =================         ===============

4. INCOME (LOSS) PER COMMON SHARE

Income (loss) per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted earnings per share on the face of the statements of operations. Basic per share earnings or loss excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted-average common shares outstanding for the period. Diluted per share earnings or loss reflects the potential dilution that could occur if convertible preferred stock or debentures, options and warrants were to be exercised or converted or otherwise resulted in the issuance of common stock that then shared in the earnings of the entity. For the nine months ended September 30, 2005 and 2004, there were no potentially dilutive shares outstanding

REBEL CREW FILMS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at September 30, 2005 and December 31, 2004 are comprised of the following:

                                      SEPTEMBER 30,          DECEMBER 31,
                                          2005                   2004
                                    ------------------     ------------------
   Income taxes payable             $           2,400      $           2,400
   Legal fees                                      --                  4,625
   Other                                       16,986                  2,675

                                    ------------------     ------------------
                                    $          19,386      $           9,700
                                    ==================     ==================

6. COMMITMENT AND CONTINGENCIES

In August 2005 the Company entered into a commercial lease agreement for office space. The lease requires monthly payments of base rent in the amount of $5,890 from August 21, 2005 through September 30, 2012. Further, on each anniversary date the base rent is subject to a 3% increase over the previous year. Approximate future minimum rent payments under this lease are as follows:

                                       YEARS ENDED DECEMBER 31,
---------------    -------------    -------------    -------------    -------------    ----------------      --------------
     2005              2006             2007             2008             2009           THEREAFTER              TOTAL
---------------    -------------    -------------    -------------    -------------    ----------------      --------------
$       25,500     $     71,400     $     73,500     $     75,700     $     78,000     $       219,400       $     543,500

7. RELATED PARTY TRANSACTIONS

At September 30, 2005 and December 31, 2004, the Company has a liability of $568,307 and $48,986, respectively, due to Rebel Holdings, LLC, a California limited liability company ("REBEL HOLDINGS"), an entity that during 2005 acquired approximately 90% of the outstanding shares of the Company's common stock. Additionally, at September 30, 2005 and December 31, 2004, the Company has a liability of $33,000 and $0, respectively, due to the sole member of Rebel Holdings. The liabilities are non-interest bearing, due on demand and secured by all of the assets of the Company.

8. OTHER INCOME

Other income recognized during 2004 consists primarily of finder's fees received by the Company from a distributor of the Company's licensed content as consideration for the Company's efforts in assisting the distributor in securing rights to other third party film distribution rights. No finder's fees were received during 2005.

9. SUBSEQUENT EVENTS

Acquisition

On December 20, 2005, the Company entered into a Stock Purchase Agreement with Digicorp, Inc., a Utah Corporation ("DIGICORP"), whereby Digicorp will purchase (the "ACQUISITION") all of the issued and outstanding shares of the Company's capital stock. Upon closing the Acquisition, Digicorp would issue approximately 21 million shares of its common stock to the shareholders of the Company as compensation for the issued and outstanding capital stock of the Company. Upon completion of the Acquisition, shareholders of the Company will own approximately 58% of Digicorp. The Acquisition closed on December 29, 2005.

REBEL CREW FILMS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Promissory Notes

Between October 2005 and December 2005, the Company issued a series of promissory notes in the aggregate principal amount of $180,000 (the "NOTES") to Digicorp, in consideration for loans from Digicorp to the Company in the amount of $180,000. The principal amount of the Notes and interest at the rate of 5% per annum is payable on April 11, 2006. The obligations under the Notes are collateralized by all of the assets of the Company.

Between October 2005 and December 2005, the Company borrowed additional funds from the sole member of Rebel Holdings, totaling $40,000, bringing the aggregate amount owed to the member to $73,000 at December 29, 2005. In connection with the borrowings, the Company issued a promissory note in the amount of $73,000 to the member (the "NOTE") on December 29, 2005. The monies loaned by the member to the Company were utilized to pay for certain capitalized license agreements and operating expenses of the Company. The Note has a term of approximately six months and bears 5.0% simple interest.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Rebel Crew Films, Inc.

We have audited the accompanying balance sheets of Rebel Crew Films, Inc. (the "Company") as of December 31, 2004, and 2003, and the related statements of operations, stockholders equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rebel Crew Films, Inc. as of December 31, 2004, and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                                       /s/ Peterson & Co., LLP
                                                       PETERSON & CO., LLP
San Diego, California
December 29, 2005

                               REBEL CREW FILMS, INC.
================================================================================

Balance Sheets

--------------------------------------------------------------------------------

                                                            December 31,       DECEMBER 31,
                                                                2004              2003
                                                             ---------         ---------

ASSETS

CURRENT ASSETS

Cash and cash equivalents                                    $   7,856         $      --
                                                             ---------         ---------

TOTAL CURRENT ASSETS                                             7,856                --

Intangible assets, net                                         188,125            80,000
                                                             ---------         ---------

TOTAL ASSETS                                                 $ 195,981         $  80,000
                                                             =========         =========
----------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued liabilities                     $   9,700         $  27,600
Due to related party                                            48,986                --
Deferred revenue                                               162,971            40,433
                                                             ---------         ---------
TOTAL CURRENT LIABILITIES                                      221,657            68,033

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, no par value: 100,000 shares authorized;
    100,000 shares issued and outstanding                       14,625            14,625
Accumulated deficit                                            (40,301)           (2,658)
                                                             ---------         ---------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                           (25,676)           11,967
                                                             ---------         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)         $ 195,981         $  80,000
                                                             =========         =========

--------------------------------------------------------------------------------
   The accompanying notes are an integral part of these financial statements.

                         REBEL CREW FILMS, INC.
================================================================================

Statements of Operations

--------------------------------------------------------------------------------

                                                           YEARS ENDED
                                                      December 31, DECEMBER 31,
                                                         2004          2003
                                                       ---------    ---------

REVENUE                                                $  27,963    $ 115,896
                                                       ---------    ---------
EXPENSES
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             144,434      112,364
                                                       ---------    ---------
OPERATING INCOME (LOSS)                                 (116,471)       3,532

OTHER INCOME                                              79,628          800
                                                       ---------    ---------

INCOME (LOSS) BEFORE INCOME TAXES                        (36,843)       4,332

PROVISION FOR INCOME TAXES                                   800          800
                                                       ---------    ---------

NET INCOME (LOSS)                                      $ (37,643)   $   3,532
                                                       =========    =========

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE   $   (0.38)   $    0.04
                                                       =========    =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING               100,000      100,000
                                                       =========    =========

--------------------------------------------------------------------------------
   The accompanying notes are an integral part of these financial statements.

              REBEL CREW FILMS, INC.
================================================================================

Statements of Stockholders' Equity (Deficit)
YEARS ENDED DECEMBER 31, 2004 AND 2003

--------------------------------------------------------------------------------



                                  COMMON STOCK                    TOTAL
                               ------------------- ACCUMULATED  SHAREHOLDERS'
                                SHARES     AMOUNT    DEFICIT   EQUITY (DEFICIT)
                               --------   --------   --------    --------

BALANCES, December 31, 2002     100,000   $  5,500   $ (6,190)   $   (690)

Contributed capital                          9,125                  9,125
Net income                           --         --      3,532       3,532
                               --------   --------   --------    --------

BALANCES, December 31, 2003     100,000   $ 14,625   $ (2,658)   $ 11,967

Net loss                             --         --    (37,643)    (37,643)
                               --------   --------   --------    --------

BALANCES, December 31, 2004     100,000   $ 14,625   $(40,301)   $(25,676)
                               ========   ========   ========    ========

--------------------------------------------------------------------------------
   The accompanying notes are an integral part of these financial statements.

                                REBEL CREW FILMS, INC.
================================================================================

Statements of Cash Flows

--------------------------------------------------------------------------------

                                                                                             YEARS ENDED
                                                                                    December 31,       DECEMBER 31,
                                                                                       2004               2003
                                                                                    ---------          ---------
Cash flows from operating activities:
Net income (loss)                                                                   $ (37,643)         $   3,532
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of licenses                                                               45,875             20,000
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities                                              (17,900)            (1,200)
Due to related party                                                                   48,986                 --
Deferred revenue                                                                      122,538             40,433
                                                                                    ---------          ---------

          Net cash provided by operating activities                                   161,856             62,765
                                                                                    ---------          ---------

Cash flows from investing activities:
  Purchases of licenses                                                              (154,000)           (72,000)
                                                                                    ---------          ---------

          Net cash used in investing activities                                      (154,000)           (72,000)
                                                                                    ---------          ---------

Cash flows from financing activities:
  Proceeds from issuance of common stock                                                   --              9,125
                                                                                    ---------          ---------

          Net cash used in financing activities                                            --              9,125
                                                                                    ---------          ---------

Net increase (decrease) in cash and cash equivalents                                    7,856               (110)

Cash and cash equivalents at beginning of period                                           --                110
                                                                                    ---------          ---------

Cash and cash equivalents at end of period                                          $   7,856          $      --
                                                                                    =========          =========

--------------------------------------------------------------------------------
   The accompanying notes are an integral part of these financial statements.

REBEL CREW FILMS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004

1. DESCRIPTION OF BUSINESS

Rebel Crew Films, Inc. ("the Company") was organized under the laws of the State of California on August 7, 2002 to distribute Latino home entertainment products. The Company currently maintains more than 200 Spanish language films and serves wholesale, retail, catalog, and e-commerce accounts. The Company's titles can be found at major retail outlets and independent video outlets across the United States of America and Canada.

During 2003 and 2004, the Company generated revenue through licensing agreements with third parties that distributed the Company's licensed content. The Company is expanding its sales force to focus on direct sales of its licensed content and intends to significantly reduce or eliminate future licensing agreements with third parties.

The Company is organized in a single operating segment. All of the Company's revenues are generated in the United States, and the Company has no long-lived assets outside the United States.

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

LIQUIDITY

The accompanying financial statements are prepared assuming the Company is a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has a working capital deficiency of $213,801 at December 31, 2004, which includes deferred revenue balance of $162,971, as discussed below. During the year ended December 31, 2004, the Company primarily relied upon revenues generated from licensing its film content, on a non-exclusive basis, to other distributors of Latino home entertainment content and, to a lesser extent, from loans by a related party to fund its operations. Management believes that future revenues combined with either loans or direct equity investments into the Company will be sufficient to fund the Company's operations for the 12 months subsequent to December 31, 2004.

USE OF ESTIMATES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates are based on knowledge of current events and anticipated future events and accordingly, actual results may differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers only highly liquid investments such as money market funds and commercial paper with maturities of 90 days or less at the date of their acquisition as cash and cash equivalents.

The Company maintains cash in bank and deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

INTANGIBLE ASSETS

Licensed content acquired from owners including producers, studios or distributors is capitalized and amortized on a straight-line basis over the term of the license agreement, which generally ranges between one and five years. The carrying values of intangible assets are periodically reviewed and impairments, if any, are recognized when the expected future benefit to be derived from an intangible asset is less than its carrying value.

REBEL CREW FILMS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

STOCK BASED COMPENSATION

As of December 31, 2004, no stock options or other equity instruments had been granted to employees. For future stock-based compensation awards, the Company intends to adopt the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 123(R), Share-Based Payment, that requires corporations to account for awards of stock options or other equity instruments to employees using the fair value method.

REVENUE RECOGNITION

The Company generates revenue through licensing agreements whereby the Company receives advance payments as consideration for rights granted to third parties that distribute the Company's licensed content. The Company may be entitled to receive additional royalty payments under the licensing agreements, but only to the extent that royalties calculated under the terms of the licensing agreements exceed the amount of the advance payments. Advance payments are initially recorded as deferred revenue. The Company recognizes revenue under its licensing agreements as royalties are earned upon shipment of licensed content to customers by the sub-licensor. Deferred revenue balances of $162,971 and $40,433 at December 31, 2004 and 2003, respectively, represent advance royalty payments that are expected to be earned over the subsequent twelve month periods.

INCOME TAXES

Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to net operating loss carryforwards. Valuation allowances are provided to the extent realization of recorded tax assets is not considered likely.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2004, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue 04-08 The Effect of Contingently Convertible Instruments on Diluted Earnings per Share, which requires the inclusion of shares related to contingently convertible debt instruments for computing diluted earnings per share using the if-converted method, regardless of whether the market price contingency has been met. EITF 04-08 will be effective for all periods ending after December 15, 2004 and includes retroactive adjustment to historically reported diluted earnings per share. The adoption of EITF Issue No. 04-08 does not currently have an impact on the Company's operating results or financial position.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS 151 clarifies that abnormal inventory costs such as costs of idle facilities, excess freight and handling costs, and wasted materials (spoilage) are required to be recognized as current period charges. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. The adoption of SFAS 151 is not expected to have a significant impact on the Company's operating results or financial position.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have an impact on the Company's operating results or financial position.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard replaces SFAS No. 123 and supercedes APB Opinion No. 25, Accounting for Stock-based compensation. This Standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123(R) will be effective for interim or annual reporting periods beginning on or after December 15, 2005. The impact on the Company's operating results or financial position based on the adoption of SFAS No. 123(R) has not yet been determined.

REBEL CREW FILMS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. INTANGIBLE ASSETS

Intangible assets consist of capitalized license fees for licensed content the Company acquired from owners including producers, studios and distributors. Licensed content acquired is capitalized at the time of purchase. The term of the licensed content agreements usually vary between one to five years (the "TITLE TERM"). At the end of the Title Term, the Company generally has the option of discontinuing distribution of the title or extending the Title Term.

The Company amortizes the capitalized license fees, on a straight line basis over the Title Term. During the years ended December 31, 2004 and 2003, amortization expense related to the licensed content was $45,875 and $20,000, respectively.

Licensed content and accumulated amortization consisted of the following:

                                                 YEARS ENDED
                                      DECEMBER 31,             DECEMBER 31,
                                          2004                     2003

Licensed content                   $      254,000           $      100,000
Less: accumulated amortization            (65,875)                 (20,000)
                                   -----------------      -----------------

   Licensed content, net           $      188,125           $       80,000
                                   =================      =================

In connection with these agreements, the Company expects to record the following amortization expense over the next five years:

     FISCAL YEAR ENDED                  AMORTIZATION
----------------------------          -----------------

December 31, 2005                     $         58,500
December 31, 2006                     $         58,500
December 31, 2007                     $         58,500
December 31, 2008                     $         12,625
December 31, 2009                     $              --

4. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Significant components of our deferred tax assets as of December 31, 2004 and 2003 are as follows:

                                                2004        2003
                                             --------    --------
Deferred tax assets
   Federal net operating loss carryforward   $  9,185    $    904
   State net operating loss carryforward        2,175          93
   Deferred revenue                             5,343          --
                                             --------    --------
      Total gross deferred tax asset           16,703         997
      Less valuation allowance                (16,703)       (997)
                                             --------    --------
      Net deferred tax asset                 $     --    $     --
                                             ========    ========

REBEL CREW FILMS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

The ultimate realization of deferred tax assets depends upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon our loss for the year ended December 31, 2004 we have provided a valuation allowance in the amount of $16,703, an increase of $15,706. The amount of deferred tax asset considered realizable could change in the near term if projected future taxable income is realized. Included in deferred tax assets is federal and state net operating loss carry forwards of approximately $27,000 and $25,000 respectively. Utilization of operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three year period. The net operating losses will begin to expire in 2024 and 2014, respectively.

At December 31, 2004 and 2003, the Company's tax provision consists of:
                               2004                    2003
                           -------------          ------------
Current
         Federal           $          --           $        --
         State                       800                   800
Deferred
         Federal                      --                    --
         State                        --                    --
                           -------------          ------------
Total                      $         800           $       800
                           =============          ============
For the years ended December 31, 2004 and 2003, a reconciliation of the federal statutory tax rate to the Company's effective tax rate is as follows:

                                                                      2004            2003
                                                                   ---------      -----------
Federal statutory tax rate                                           (34.00)%         34.00%
State and local income taxes, net of federal tax benefit               1.43           12.19
Non deductible items                                                   0.75              --
Valuation allowance                                                   33.99          (27.73)
                                                                   ---------      -----------

              Total effective tax rate                                 2.17%          18.46%
                                                                   =========      ===========

5. INCOME (LOSS) PER COMMON SHARE

Income (loss) per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted earnings per share on the face of the statements of operations. Basic per share earnings or loss excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted-average common shares outstanding for the period. Diluted per share earnings or loss reflects the potential dilution that could occur if convertible preferred stock or debentures, options and warrants were to be exercised or converted or otherwise resulted in the issuance of common stock that then shared in the earnings of the entity. For the years ended December 31, 2004 and 2003, there were no potentially dilutive shares outstanding

REBEL CREW FILMS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2004 and 2003 are comprised of the following:

                                            DECEMBER 31,           DECEMBER 31,
                                               2004                    2003
                                             -------                 -------
Obligations on license agreements            $    --                 $26,000
Income taxes payable                           2,400                   1,600
Legal fees                                   $ 4,625                 $    --
Other                                          2,675                      --
                                             -------                 -------
                                             $ 9,700                 $27,600
                                             =======                 =======

7. RELATED PARTY TRANSACTIONS

At December 31, 2004 and 2003, the Company has a liability of $48,986 and $0, respectively, due to Rebel Holdings, LLC, a California limited liability company ("REBEL HOLDINGS"), an entity that during 2005 acquired approximately 90% of the outstanding shares of the Company's common stock. The liability is non-interest bearing, is due on demand and is secured by all of the assets of the Company.

8. OPERATING LEASE

During 2004 and 2003 the Company rented space on a month to month basis. Rent expense during the years ended December 31, 2004 and 2003 was $11,505 and $8,700, respectively.

9. OTHER INCOME

Other income recognized during 2004 consists primarily of finder's fees received by the Company from a distributor of the Company's licensed content as consideration for the Company's efforts in assisting the distributor in securing rights to other third party film distribution rights.

10. CONCENTRATION RISK

During 2003,  one  sub-licensor  accounted  for 100% of  licensing  fee revenues
recognized.   During  2004,  two   sub-licensors   accounted  for  70%  and  30%
respectively, of license fee revenues recognized.

11. SUBSEQUENT EVENTS

Operating Lease

In August 2005 the Company entered into a commercial lease agreement for office space. The lease requires monthly payments of base rent in the amount of $5,890 from August 21, 2005 through September 30, 2012. Further, on each anniversary date the base rent is subject to a 3% increase over the previous year.

Acquisition

On December 20, 2005, the Company entered into a Stock Purchase Agreement with Digicorp, Inc., a Utah Corporation ("DIGICORP"), whereby Digicorp will purchase (the "ACQUISITION") all of the issued and outstanding shares of the Company's capital stock. Upon closing the Acquisition, Digicorp would issue approximately 21 million shares of its common stock to the shareholders of the Company as compensation for the issued and outstanding capital stock of the Company. Upon completion of the Acquisition, shareholders of the Company will own approximately 58% of Digicorp. The Acquisition closed on December 29, 2005.

Promissory Notes

Between September 2005 and December 2005, the Company borrowed funds from the sole member of Rebel Holdings, totaling $73,000. In connection with the borrowings, the Company issued a promissory note in the amount of $73,000 to the member (the "REBEL NOTE") on December 29, 2005. The monies loaned by the member to the Company were utilized to pay for certain capitalized license agreements and operating expenses of the Company. The Rebel Note has a term of approximately six months and bears 5.0% simple interest.

REBEL CREW FILMS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Between October 2005 and December 2005, the Company issued a series of promissory notes in the aggregate principal amount of $180,000 (the "NOTES") to Digicorp, in consideration for loans from Digicorp to the Company in the amount of $180,000. The principal amount of the Notes and interest at the rate of 5% per annum is payable on April 11, 2006. The obligations under the Notes are collateralized by all of the assets of the Company.

During 2005, the Company borrowed additional funds from Rebel Holdings, totaling $507,321, bringing the aggregate amount owed to Rebel Holdings to $556,307 at December 29, 2005. In connection with the borrowings, the Company issued a convertible note in the amount of $556,307 to Rebel Holdings (the "NOTE") on December 29, 2005. The monies loaned by Rebel Holdings to the Company were utilized to pay for certain capitalized license agreements and operating expenses of the Company. The Note has a term of five years from closing, bears 4.5% simple interest and is convertible into shares of the Company's common stock at a conversion price of $1.112614 per share.